December 3, 2009

SINOCOM PHARMACEUTICAL, INC.

INVESTORS’ RIGHTS AGREEMENT

CONTENTS

SECTION

PAGE

1.

DEFINITIONS

1

2.

RESTRICTIONS AND REPORTING

3

3.

COVENANTS OF THE COMPANY

5

4.

RIGHT OF FIRST OFFER

7

5.

MISCELLANEOUS

9

HKG903696/34+(154888-0001)                                                                                                                          Page I

INVESTORS’ RIGHTS AGREEMENT

This Investors’ Rights Agreement (this Agreement) is made as of December 3, 2009, by and among Sinocom Pharmaceutical, Inc., a Nevada corporation (the Company) the individuals and entities listed on Exhibit A attached hereto (each, an Investor, and collectively, the Investors) and the individuals and entities listed on Exhibit B attached hereto (each, a Key Shareholder, and collectively, the Key Shareholders).  Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings ascribed to them in Section 1.

WHEREAS:

The Company, the Key Shareholders and Investors are parties to the Series A Preferred Stock Purchase Agreement, dated as of October 28, 2009 (the Purchase Agreement), and it is a condition to the closing of the sale of the Series A Preferred Stock pursuant to the Purchase Agreement that the Investors, the Key Shareholders and the Company execute and deliver this Agreement.

NOW, THEREFORE: In consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.

DEFINITIONS

1.1

As used in this Agreement, the following terms shall have the meanings set forth below:

Affiliate means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

Arbitration Agreement shall have the meaning set forth in Section 5.6.

Business Day shall mean a day other than a Saturday, Sunday or other day on which banks in the State of New York, Singapore and Hong Kong are required or authorized to close.

Certificate of Designations means the Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Preferred Stock of the Company.

Common Stock means shares of the Company’s common stock, par value $0.001 per share.

Conversion Stock shall mean shares of Common Stock issued upon conversion of the Series A Preferred Stock.

HKG903696/34+(154888-0001)                                                                                                                          Page 1

Exchange Act shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

First Tribunal shall have the meaning set forth in Section 5.6.

Holder shall mean any Investor who holds Specified Securities and any holder of Specified Securities to whom the rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.1 of this Agreement.

New Securities shall mean, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

Person shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

Purchase Agreement shall have the meaning set forth in the Recitals hereto.

Qualified Public Listing means (i) the listing of the Company's Common Stock on the New York Stock Exchange or on NASDAQ or (ii) the listing of the Company's Common Stock on an internationally recognized non-U.S. stock exchange with the prior written consent of the Series A Majority Holders.

register, registered and registration shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

Rules shall have the meaning set forth in Section 5.4.

Rule 144 shall mean Rule 144 as promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

Rule 415 shall mean Rule 415 as promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

SEC shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

Securities Act shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

Series A Director shall mean the director elected by the Holders, voting separately as a class.

HKG903696/34+(154888-0001)                                                                                                                          Page 2

Series A Majority Holders shall mean Holders holding more than 50% of the then outstanding shares of Series A Preferred Stock.

Series A Preferred Stock shall mean shares of Series A Redeemable Convertible Preferred Stock of the Company, par value $0.001 per share, issued pursuant to the Purchase Agreement.

Shares shall mean the Company’s Series A Preferred Stock.

Significant Holder shall mean any Holder that, individually or together with such Holder’s Affiliates, holds at least five percent (5%) of the Common Stock (determined on a fully diluted basis as if all outstanding Series A Preferred Stock has been converted into Common Stock).

subsidiary shall mean a corporation in which a Person owns, directly or indirectly, more than 50% of the Voting Stock.

Specified Securities shall mean the Series A Preferred Stock and the Underlying Shares.

Underlying Shares shall mean the shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

Voting Stock shall mean securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions).

2.

RESTRICTIONS AND REPORTING

2.1

Restrictions on Transfer

(a)

The holder of each certificate representing Specified Securities by acceptance thereof agrees to comply in all material respects with the provisions of this Section 2.1. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Specified Securities, or any beneficial interest therein, except in the case of a transfer by a Holder to its Affiliates, unless and until (x) the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Specified Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.1 or (y):

(i)

There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)

Such Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if reasonably requested by the Company, such Holder shall have furnished the Company, at the

HKG903696/34+(154888-0001)                                                                                                                          Page 3

Company’s expense, with (i) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Specified Securities under the Securities Act or (ii) a “no action” letter from the SEC to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon the holder of such Specified Securities shall be entitled to transfer such Specified Securities in accordance with the terms of the notice delivered by the Holder to the Company. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144.

(b)

Each certificate representing Specified Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws) or required under the terms of any other agreement related to the issuance of the Series A Preferred Stock pursuant to the Purchase Agreement:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE ISSUER AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER.

The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.1.

(c)

The first legend referring to federal and state securities laws identified in Section 2.1(b) hereof stamped on a certificate evidencing the Specified Securities and the stock transfer instructions and record notations with respect to such Specified Securities shall be removed and the Company shall issue a certificate without such legend to the holder of such Specified Securities if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale or transfer of such securities may be

HKG903696/34+(154888-0001)                                                                                                                          Page 4

made without registration under the Securities Act, or (iii) such holder provides the Company with a certification by such holder that such securities can be sold pursuant to Rule 144 under the Securities Act.

2.2

Rule 144 Reporting

With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Underlying Shares to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a)

Make and keep current public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

(b)

File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c)

So long as a Holder owns any Specified Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the current public information and reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

3.

COVENANTS OF THE COMPANY

The Company hereby covenants and agrees, as follows:

3.1

Eligible Listing

The Company shall use its reasonable best efforts to complete a Qualified Public Listing within twelve months of the Closing Date.

The Company shall keep the Series A Director (as defined in the Certificate of Designations) informed about the progress of the Qualified Public Listing on a regular basis and shall consult with the Series A Director prior to making any major decisions in connection with the Qualified Public Listing.

3.2

Ownership of Subsidiaries

The Company shall not, and shall not cause or permit any of its subsidiaries to, sell, assign, transfer, pledge or grant a security interest in any shares of the capital stock of any of their respective subsidiaries (including, without limitation, Rolling Rhine, China Zhongxi Yao and Anqing Zhongxi Yao Ltd.), without the prior written consent of the Series A Majority Holders.

3.3

Maintenance of Business

HKG903696/34+(154888-0001)                                                                                                                          Page 5

Except with the prior written consent of the Series A Majority Holders, the Company shall, and shall cause its subsidiaries, to engage mainly in medicine distribution, herbs distribution and the relevant related activities, and preserve, renew and keep in full force and effect its respective corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business.

3.4

Confidentiality

Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.4 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Specified Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.4; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

3.5

Reservation of Common Stock

The Company shall at all times when the Series A Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock.

3.6

Directors’ Expenses

The Company shall pay or reimburse each director for all expenses reasonably and properly incurred in line with Company travel and lodging policy while attending meetings of the Company or performing duties on behalf of the Company.

3.7

Board of Director Meetings

HKG903696/34+(154888-0001)                                                                                                                          Page 6

The Company shall make reasonable efforts to ensure that there are regular meetings of the Board of Directors as agreed by the chairman of the board and the Series A Director, and in any event not less than four (4) times a year at quarterly intervals.

3.8

Directors and Officers Insurance

Prior to the earlier of the Qualified Public Listing and the 180th day following the Closing Date, the Company shall procure and thereafter maintain directors and officers insurance policies with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies of similar size and credit standing.

3.9

Guarantee

If after the date hereof the Company or any of its subsidiaries acquires or creates any new subsidiary, the Company shall promptly notify the Investors of such acquisition or creation and shall cause such new subsidiary to become a party to the Guarantee pursuant to documentation in form and substance satisfactory to the Series A Majority Holders.

3.10

Distribution Agreements

Upon the expiry of any of the exclusive distribution agreements delivered pursuant to Sections 6.17 and 8.5 of the Purchase Agreement, the Company shall endeavor to extend the term of such exclusive distribution agreements by entering into new agreements with the relevant manufacturers in form and substance satisfactory to the Series A Majority Holders.

3.11

Compliance with Laws

The Company will comply in all material respects with all applicable laws, rules, regulations and orders except where the failure to comply would not have a Material Adverse Effect (as defined in the Purchase Agreement).

3.12

Insurance

The Company will maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies of similar size and credit standing engaged in similar business and owning similar properties in the PRC.

3.13

Indemnification Agreement

The Company shall not enter into any indemnification agreement with any officer or director on terms and conditions more favourable to such officer or directors than the terms and conditions under the Indemnification Agreement (as defined in the Purchase Agreement) in favour of the Series A Director without the prior written consent of the Lead Investor.

HKG903696/34+(154888-0001)                                                                                                                          Page 7

4.

RIGHT OF FIRST OFFER

4.1

Right of First Offer to Significant Holders

Subject to the  terms and conditions of this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Significant Holder.

(a)

The Company shall give notice (the Offer Notice) to each Significant Holder, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)

By notification to the Company within twenty (20) calendar days after the Offer Notice is given, each Significant Holder may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities equal to the ratio of (a) the number of shares of Common Stock owned by such Significant Holder immediately prior to the issuance of New Securities (assuming full conversion of the Shares and exercise of all outstanding convertible securities, rights, options and warrants, directly or indirectly, into Common Stock held by said Significant Holder) to (b) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of the Shares and exercise of all outstanding convertible securities, rights, options and warrants, directly or indirectly, then outstanding).

(c)

If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.1(b), the Company may, during the ninety (90) calendar day period following the expiration of the periods provided in Section 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice.  If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) calendar days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Significant Holders in accordance with this Section 4.1.

(d)

The right of first offer in this Section 4.1 shall not be applicable to  (i) the Shares and the Conversion Stock, (ii) the issuance of not more than [436,319] of the aggregate outstanding shares of Common Stock of the Corporation (on an as-converted basis and subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization of the Common Stock) for the benefit of the employees of the Corporation or its subsidiaries; and (iii) shares of Common Stock issued in any underwritten public offering in connection with the Qualified Public Listing.

HKG903696/34+(154888-0001)                                                                                                                          Page 8

(e)

The right of first offer granted under this Agreement shall expire upon, and shall not be applicable to, any shares of Common Stock issued in connection with the Qualified Public Listing.

5.

MISCELLANEOUS

5.1

Amendment

Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Series A Majority Holders. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of such Holder. Each Holder acknowledges that by the operation of this paragraph, the Series A Majority Holders will have the right and power to diminish or eliminate all rights of such Holder under this Agreement.

5.2

Notices

(a)

All communications under this Agreement shall be in writing and in English and shall be delivered by hand or facsimile or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

(i)

if to an Investor, at the address or facsimile number set forth on Schedule 2.1 to the Purchase Agreement, or at such other address or facsimile number as the Investor may have furnished the Company in writing, with a copy (which shall not constitute notice) to:

Lovells

11th Floor, One Pacific Place

88 Queensway

Hong Kong

Attention: Owen Chan

Facsimile: (852) 2219 0222

(ii)

if to the Company at c/o Anqing Zhongxi Yao, Ltd., No 2, Jing Jiu Road, Middle Wei Er Road, Industrial Park 1.3, Development Zone, Anqing City, Anhui Province, PRC (facsimile:  (86) 556-5523735), Attention: Pang Tuck Wing, Chief Financial Officer, or at such other address or facsimile number as it may have furnished the Investors in writing, with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer
11/F, Two Exchange Square
Central, Hong Kong
(facsimile: (852) 2810 6192)
Attention: Calvin Lai

(b)

Any notice so addressed shall be deemed to be given:  if delivered by hand or

HKG903696/34+(154888-0001)                                                                                                                          Page 9

facsimile, on the date of such delivery; if mailed by courier, on the first Business Day following the date of such mailing; and if mailed by registered or certified mail, on the third Business Day after the date of such mailing.

5.3

Governing Law

This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

5.4

Dispute Resolution

Any dispute, controversy or claim arising out of or relating to this Agreement, including the validity, invalidity, breach or termination thereof, shall be finally settled by arbitration under the United Nations Commission of International Trade Law Arbitration Rules (the Rules) in accordance with the Hong Kong International Arbitration Centre Procedures for the Administration of International Arbitration in force when the Notice of Arbitration is submitted in accordance with these Rules.  There shall be three (3) arbitrators.  The language of the arbitration shall be English.

The appointing authority shall be the Hong Kong International Arbitration Centre.  The place of arbitration shall be in Hong Kong.

5.5

Effect of this Agreement during Arbitration

During the conduct of any arbitration proceedings pursuant to this Section 5, this Agreement shall remain in full force and effect in all respects except for the matter under arbitration and the parties shall continue to perform their obligations hereunder, except for those obligations involved in the matter under dispute, and to exercise their rights hereunder.

5.6

Consolidation

(a)

The parties to this Agreement, the parties to the other Transaction Documents and their successors and assigns are bound by this arbitration agreement and by the arbitration agreements contained in each of the other Transaction Documents (collectively, the Arbitration Agreements) and the parties to the Arbitration Agreements agree to the consolidation of arbitrations in accordance with the provisions of this Section 5.6.

(b)

In the event of two or more arbitrations having been commenced under one or more of the Arbitration Agreements, the tribunal in the arbitration first filed (the First Tribunal) may in its sole discretion, upon the application of any party to the arbitrations so commenced, order that the proceedings be consolidated before the First Tribunal if (i) there are issues of fact and/or law common to the arbitrations, (ii) the interests of justice and efficiency would be served by such a consolidation, and (iii) no prejudice would be caused to any party in any material respect as a result of such consolidation, whether through undue delay or otherwise.  Such application shall be made as soon as

HKG903696/34+(154888-0001)                                                                                                                     Page 10

practicable and the party making such application shall give notice to the other parties to the arbitrations.

(c)

The First Tribunal shall be empowered to (but shall not be obliged to) order at its discretion, after inviting written (and where desired oral) representations from the parties that all or any of such arbitrations shall be consolidated or heard together and/or that the arbitrations be heard immediately after another and shall establish a procedure accordingly.  All parties shall take such steps as are necessary to give effect and force to any orders of the First Tribunal.

(d)

If the First Tribunal makes an order for consolidation, it: (i) shall thereafter, to the exclusion of other arbitral tribunals, have jurisdiction to resolve all disputes forming part of the consolidation order; (ii) shall order that notice of the consolidation order and its effect be given immediately to any arbitrators already appointed in relation to the disputes that were consolidated under the consolidation order; and (iii) may also give such directions as it considers appropriate (A) to give effect to the consolidation and make provision for any costs which may result from it (including costs in any arbitration or arbitrator rendered functus officio under this Section 5.6); and (B) to ensure the proper organization of the arbitration proceedings and that all the issues between the parties are properly formulated and resolved.

(e)

Upon the making of the consolidation order, any appointment of arbitrators relating to arbitrations that have been consolidated by the First Tribunal (except for the appointment of the arbitrators of the First Tribunal itself) shall for all purposes cease to have effect and such arbitrators are deemed to be functus officio, on and from the date of the consolidation order.  Such cessation is without prejudice to (i) the validity of any acts done or orders made by such arbitrators before termination, (ii) such arbitrators’ entitlement to be paid their proper fees and disbursements and (iii) the date when any claim or defense was raised for the purpose of applying any limitation period or any like rule or provision.

(f)

The Parties hereby waive any objections they may have as to the validity and/or enforcement of any arbitral awards made by the First Tribunal following the consolidation of disputes or arbitral proceedings in accordance with this Section 5.6 where such objections are based solely on the fact that consolidation of the same has occurred.

5.7

Successors and Assigns

(a)

Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b)

The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Specified Securities, provided such transferee agrees in writing to be bound, with respect to the transferred

HKG903696/34+(154888-0001)                                                                                                                     Page 11

Specified Securities, by the provisions hereof that apply to the "Investors." Any attempted assignment, delegation, or transfer in violation of this Section 5.7 shall be void and of no force or effect.

5.8

Termination

Notwithstanding anything to the contrary herein, this Agreement (excluding any then-existing obligations and including any rights and covenants contained herein) shall terminate upon the occurrence of the earliest of: (a) the Company’s Qualified Public Listing, (b) the date that the Investors hold 3,961,774 or less shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock); or (c) the occurrence of a Deemed Liquidation Event (as defined in the Certificate of Designations).

5.9

Entire Agreement

This Agreement and the exhibits hereto and the agreements and documents referenced herein constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

5.10

Delays or Omissions

Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

5.11

Severability

If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

HKG903696/34+(154888-0001)                                                                                                                     Page 12

5.12

Titles and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to clauses, paragraphs and exhibits shall, unless otherwise provided, refer to clauses and paragraphs hereof and exhibits attached hereto.

5.13

Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

5.14

Telecopy Execution and Delivery

A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

5.15

Further Assurances

Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

5.16

Conflict

In the event of any conflict between the terms of this Agreement and the Company’s Articles of Incorporation or its Bylaws, the terms of the Company’s Articles of Incorporation or its Bylaws, as the case may be, will control.

5.17

Interpretation

In this Agreement:

(a)

the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

(b)

whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

(c)

the word will shall be construed to have the same meaning and effect as the word shall;

(d)

any definition of or reference to any agreement, contract, document, instrument or other record herein shall be construed as referring to such

HKG903696/34+(154888-0001)                                                                                                                     Page 13

agreement, contract, document, instrument or other record as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein);

(e)

any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns; and

(f)

the words herein, hereof and hereunder, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

 [Remainder of Page Intentionally Left Blank]

HKG903696/34+(154888-0001)                                                                                                                     Page 14

IN WITNESS WHEREOF, the parties hereto have executed this Investors’ Rights Agreement effective as of the day and year first above written.

SINOCOM PHARMACEUTICAL, INC., a Nevada Corporation
By: /s/ Chi Kwong Wan Name: Chi Kwong Wan Title: Chairman

[Signature page to the Investors’ Rights Agreement]

DBS NOMINEES (PRIVATE) LIMITED,
By: /s/ Stanley Leung Name: Stanley Leung Title: Senior Vice President

SEAVI ADVENT EQUITY V (A) LTD,
By: /s/ Teo Yi-Dar Name: Teo Yi-Dar Title: Director

[Signature page to the Investors’ Rights Agreement]

KEY SHAREHOLDERS

/s/  Chi Kwong Wan

Chi Kwong Wan

/s/  Xuexiang Ai

Xuexiang Ai

EASTERN WEALTHY INTERNATIONAL INVEST LIMITED, a British Virgin Islands Corporation By its sole director
/s/ Xuexiang Ai Name: Mr. Xuexiang Ai Title: Sole Director

[Signature page to the Investors’ Rights Agreement]

EXHIBIT A
INVESTORS

Investor Name and Address	Number of Shares
Series A Preferred Stock
DBS NOMINEES (PRIVATE) LIMITED, 6 Shenton Way, DBS Building Tower One, #30-01 CapMkts-Private Equity, Singapore 068809 Facsimile: (65) 6220 7487 Attention: Joan Lee Yian Tan	8,451,786
SEAVI ADVENT EQUITY V (A) LTD, c/o #05-04/05 Odeon Towers, 331 North Bridge Road, Singapore 188720 Facsimile: (65) 6339 8247 Attention: Hoe Boon Kwee / Teo Yi-Dar	7,395,313
TOTAL	15,847,099

HKG903696/34+(154888-0001)                                                                                                                     Page 18

EXHIBIT B
KEY SHAREHOLDERS

Name and Address	Number of Shares of Common Stock Held
Chi Kwong Wan c/o Anqing Zhongxi Yao, Ltd., No 2, Jing Jiu Road, Middle Wei Er Road, Industrial Park 1.3, Development Zone, Anqing City, Anhui Province, PRC (facsimile: (86) 556-5523735)	34,237,146
Xuexiang Ai c/o Anqing Zhongxi Yao, Ltd., No 2, Jing Jiu Road, Middle Wei Er Road, Industrial Park 1.3, Development Zone, Anqing City, Anhui Province, PRC (facsimile: (86) 556-5523735)	Mr. Ai is the beneficial owner of the shares held by Eastern Wealthy International Invest Limited.
Eastern Wealthy International Invest Limited c/o Anqing Zhongxi Yao, Ltd., No 2, Jing Jiu Road, Middle Wei Er Road, Industrial Park 1.3, Development Zone, Anqing City, Anhui Province, PRC (facsimile: (86) 556-5523735)	8,055,799

HKG903696/34+(154888-0001)                                                                                                                     Page 19